As filed with the Securities and Exchange Commission on August 6, 2012

Registration No. 333-152956

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4652013 (I.R.S. Employer Identification Number)
6401 Hollis Street, Suite 100 Emeryville, California (Address of Principal Executive Offices)	94608-1463 (Zip Code)

Stock Option Agreement between Jeffrey G. Katz and Registrant

(Full title of the Plan)

ROBERT LATTUGA

VICE PRESIDENT AND

GENERAL COUNSEL

LeapFrog Enterprises, Inc.

6401 Hollis Street, Suite 100

Emeryville, California 94608-1463

(Name and address of agent for service)

(510) 420-5000

(Telephone number, including area code, of agent for service)

With a Copy to:

John W. Campbell, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105-2482

(415) 268-7000

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 dated August 12, 2008 (File No. 333-152956) (the “Registration Statement”), is filed for the purpose of terminating the Registration Statement and removing from registration any of the securities previously registered under the Registration Statement that remain unsold as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Emeryville, State of California, on August 6, 2012.

LEAPFROG ENTERPRISES, INC.

By:	/s/ John Barbour
John Barbour Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ JOHN BARBOUR	Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2012
John Barbour

/s/ RAYMOND L. ARTHUR	Chief Financial Officer (Principal Financial Officer)	August 6, 2012
Raymond L. Arthur

/s/ SARAH A. MASON	Corporate Controller (Principal Accounting Officer)	August 6, 2012
Sarah A. Mason

/s/ WILLIAM B. CHIASSON	Chairman	August 6, 2012
William B. Chiasson

/s/ THOMAS J. KALINSKE	Vice Chairman and Director	August 6, 2012
Thomas J. Kalinske

/s/ PAUL T. MARINELLI	Director	August 6, 2012
Paul T. Marinelli

/s/ STANLEY E. MARON	Director	August 6, 2012
Stanley E. Maron

/s/ E. STANTON MCKEE, JR.	Director	August 6, 2012
E. Stanton McKee, Jr.

/s/ THEODORE MITCHELL	Director	August 6, 2012
Theodore Mitchell

/s/ RANDY O. RISSMAN	Director	August 6, 2012
Randy O. Rissman

/s/ CADEN C. WANG	Director	August 6, 2012
Caden. C. Wang